Exhibit 99.1

STABILIS SOLUTIONS REPORTS SECOND QUARTER 2023 RESULTS

Houston, August 9, 2023 -- Stabilis Solutions, Inc., ("Stabilis" or the "Company") (Nasdaq: SLNG), a leading provider of clean energy production, storage, and delivery solutions, today announced results for the second quarter ended June 30, 2023.

For the three months ended June 30, 2023, Stabilis reported a net loss of ($2.2) million, on revenue of $12.9 million, versus a net loss of ($2.2) million, on revenue of $23.2 million in the second quarter 2022, and net income of $1.1 million, on revenue of $26.8 million in the first quarter 2023. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") was ($0.1) million in the second quarter 2023, compared to $1.4 million in the second quarter 2022 and $3.5 million in the first quarter 2023.

The year-over-year results were driven by a decline in non-margin producing (pass through) commodity prices, a change in feed gas composition at its south Texas LNG production facility, and additional operating costs to support future marine growth.

Sequentially, Stabilis’ results were driven by the scheduled completion of a large short-term bunkering contract, the decline in non-margin producing (pass-through) commodity prices, typical seasonal demand trends, and change in feed gas composition at its south Texas LNG production facility.

Total capital expenditures increased approximately 400% on a year-to-date basis in 2023 to $5.2 million, versus the same period last year, to support an anticipated acceleration in marine customer demand growth. The Company expects the pace of its capital expenditures to continue as marine bunkering and new commercial opportunities are finalized.

As of June 30, 2023, Stabilis had total cash and equivalents of $8.1 million, an undrawn $10 million revolving credit facility, subject to a borrowing base, and remaining capacity under its advancing loan with Ameristate bank. Total debt outstanding as of June 30, 2023 was $9.9 million, resulting in a ratio of net debt to trailing twelve-month Adjusted EBITDA of 0.2x.

For a full reconciliation of GAAP to non-GAAP metrics, please refer to the Appendix of this release.

MANAGEMENT COMMENTARY

“Our second quarter results were consistent with our expectations and were primarily attributable to lower pass-through natural gas feed stock commodity prices, the expected completion of a short-term marine bunkering contract, and usual seasonal activity, much of which has been re-awarded to Stabilis for the upcoming winter season. During the second quarter, we also experienced lower utilization at our Texas liquefaction plant due to changes in the composition in our supplier’s feed gas, which we are confident will be remedied during the third quarter,” stated Westy Ballard, President and CEO.

“Strategically, our objective of optimizing our core industrial business, while accelerating growth within a massive and multi-year marine vessel bunkering and export demand cycle, remains the same” continued Ballard. “We believe that there is insufficient infrastructure in the U.S. market to support the future demand for LNG vessel bunkering and it is our goal to be a significant participant in filling this void. To date, we’ve established marine operations on three coasts and are preparing for expansion in additional key strategic ports. Over the last year, we’ve made strong progress within the marine market, with our total marine revenue increasing by more than $16 million to 21% of total revenue, versus 5% in the prior-year period. Growth into a developing and nascent industry can be lumpy period-over-period and not always linear, but we are confident the overall trajectory will continue to move higher, especially as a significant volume of new, LNG-fueled vessels enter the market beginning in 2024.”

Ballard concluded: “As the only publicly traded, small-scale LNG growth platform in North America, we are uniquely positioned to be the leader in marine bunkering by leveraging our proven business model to expand and optimize our portfolio of owned and third-party assets to drive long-term growth and shareholder returns.”

SECOND QUARTER 2023 CONFERENCE CALL AND WEBCAST

Stabilis will host a conference call on Thursday, August 10, 2023 at 9:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://investors.stabilis-solutions.com/events. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:                  800-267-6316

International Live:           203-518-9783

Conference ID:                 SLNGQ223

To listen to a replay of the teleconference, which will be available through August 17, 2023:

Domestic Live:                  888-225-1626

International Live:           402-220-4974

ABOUT STABILIS SOLUTIONS

Stabilis Solutions, Inc. is a leading provider of clean energy production, storage, and delivery solutions to multiple end markets. To learn more, visit www.stabilis-solutions.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential,” “outlook” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries

Selected Consolidated Operating Results

(Unaudited, in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Revenues:
Revenues	$12,907	$26,842	$23,150	$39,749	$43,417
Operating expenses:
Cost of revenues	10,585	20,270	19,537	30,855	35,041
Change in unrealized loss on natural gas derivatives	(224)	169	899	(55)	899
Selling, general and administrative expenses	3,043	3,379	3,054	6,422	5,985
Gain from disposal of fixed assets	—	—	—	—	(80)
Depreciation expense	1,992	2,011	2,197	4,003	4,474
Total operating expenses	15,396	25,829	25,687	41,225	46,319
Income (loss) from operations before equity income	(2,489)	1,013	(2,537)	(1,476)	(2,902)
Net equity income from foreign joint venture operations	685	345	686	1,030	773
Income (loss) from operations	(1,804)	1,358	(1,851)	(446)	(2,129)
Other income (expense):
Interest expense, net	(147)	(150)	(150)	(297)	(287)
Interest expense, net - related parties	(24)	(32)	(49)	(56)	(80)
Other income (expense), net	(40)	(84)	(26)	(124)	(71)
Total other income (expense)	(211)	(266)	(225)	(477)	(438)
Net income (loss) from continuing operations before income tax expense (benefit)	(2,015)	1,092	(2,076)	(923)	(2,567)
Income tax expense (benefit)	159	8	(1)	167	(133)
Net income (loss) from continuing operations	(2,174)	1,084	(2,075)	(1,090)	(2,434)
Loss from discontinued operations, net of income tax	—	—	(93)	—	(140)
Net income (loss)	$(2,174)	$1,084	$(2,168)	$(1,090)	$(2,574)

Net income (loss) per common share:
Basic net income (loss) per common share from continuing operations	$(0.12)	$0.06	$(0.11)	$(0.06)	$(0.13)
Basic loss per common share from discontinued operations	$—	$—	$(0.01)	$—	$(0.01)
Basic net income (loss) per common share	$(0.12)	$0.06	$(0.12)	$(0.06)	$(0.14)

Diluted net income (loss) per common share from continuing operations	$(0.12)	$0.06	$(0.11)	$(0.06)	$(0.13)
Diluted loss per common share from discontinued operations	$—	$—	$(0.01)	$—	$(0.01)
Diluted net income (loss) per common share	$(0.12)	$0.06	$(0.12)	$(0.06)	$(0.14)

EBITDA	$148	$3,285	$320	$3,433	$2,274
Adjusted EBITDA	$(76)	$3,454	$1,447	$3,378	$3,401

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$8,121	$11,451
Accounts receivable, net	4,763	16,326
Inventories, net	47	205
Prepaid expenses and other current assets	1,051	2,186
Assets held for sale	—	2,049
Total current assets	13,982	32,217
Property, plant and equipment:
Cost	111,219	103,368
Less accumulated depreciation	(59,726)	(55,699)
Property, plant and equipment, net	51,493	47,669
Goodwill	4,314	4,314
Investments in foreign joint ventures	11,339	11,606
Right-of-use assets and other noncurrent assets	550	774
Total assets	$81,678	$96,580
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,805	$4,474
Accrued liabilities	10,171	19,642
Current portion of long-term notes payable	338	848
Current portion of long-term notes payable - related parties	1,235	2,435
Current portion of finance and operating lease obligations	170	133
Total current liabilities	13,719	27,532
Long-term notes payable, net of current portion and debt issuance costs	8,349	8,650
Long-term portion of finance and operating lease obligations	82	183
Other noncurrent liabilities	—	348
Total liabilities	22,150	36,713
Commitments and contingencies
Stockholders’ Equity:

Common stock; $0.001 par value, 37,500,000 shares authorized, 18,478,829 and 18,420,067 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	19	19
Additional paid-in capital	101,319	100,137
Accumulated other comprehensive income	(349)	82
Accumulated deficit	(41,461)	(40,371)
Total stockholders’ equity	59,528	59,867
Total liabilities and stockholders’ equity	$81,678	$96,580

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss) from continuing operations	$(2,174)	$1,084	$(2,075)	$(1,090)	$(2,434)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation	1,992	2,011	2,197	4,003	4,474
Stock-based compensation expense	593	589	608	1,182	1,139
Income from equity investment in joint venture	(741)	(393)	(760)	(1,134)	(921)
Realized and unrealized losses on natural gas derivatives	70	421	899	491	899
Distributions from equity investment in joint venture	813	—	1,550	813	1,550
Changes in operating assets and liabilities:
Accounts receivable	4,964	2,044	(2,136)	7,008	(464)
Prepaid expenses and other current assets	320	507	(1,231)	827	(889)
Accounts payable and accrued liabilities	(2,024)	(6,361)	2,954	(8,385)	1,270
Other	(4)	191	(440)	187	(596)
Net cash provided by operating activities from continuing operations	3,809	93	1,566	3,902	4,028
Net cash provided by (used in) operating activities from discontinued operations	—	—	(134)	—	559
Net cash provided by operating activities	3,809	93	1,432	3,902	4,587
Cash flows from investing activities:
Acquisition of fixed assets	(1,484)	(3,727)	(333)	(5,211)	(1,023)
Proceeds from sale of fixed assets	—	—	—	—	100
Net cash used in investing activities from continuing operations	(1,484)	(3,727)	(333)	(5,211)	(923)
Net cash used in investing activities from discontinued operations	—	—	(30)	—	(258)
Net cash used in investing activities	(1,484)	(3,727)	(363)	(5,211)	(1,181)
Cash flows from financing activities:
Proceeds from borrowings on short- and long-term notes payable	—	—	1,000	—	1,000
Payments on short- and long-term notes payable	(366)	(365)	(459)	(731)	(873)
Payments on notes payable and finance leases from related parties	(604)	(596)	—	(1,200)	(669)
Payment of debt issuance costs	(108)	—	—	(108)	—
Net cash provided by (used in) financing activities from continuing operations	(1,078)	(961)	541	(2,039)	(542)
Net cash used in financing activities from discontinued operations	—	—	(9)	—	(58)
Net cash provided by (used in) financing activities	(1,078)	(961)	532	(2,039)	(600)
Effect of exchange rate changes on cash	13	5	57	18	54
Net increase (decrease) in cash and cash equivalents	1,260	(4,590)	1,658	(3,330)	2,860
Cash and cash equivalents, beginning of period	6,861	11,451	2,112	11,451	910
Cash and cash equivalents, end of period	$8,121	$6,861	$3,770	$8,121	$3,770

Non-GAAP Measures

Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Net income (loss)	$(2,174)	$1,084	$(2,168)	$(1,090)	$(2,574)
Loss from discontinued operations	—	—	93	—	140
Net income (loss) from continuing operations	(2,174)	1,084	(2,075)	(1,090)	(2,434)
Depreciation	1,992	2,011	2,197	4,003	4,474
Interest expense, net	171	182	199	353	367
Income tax expense (benefit)	159	8	(1)	167	(133)
EBITDA	148	3,285	320	3,433	2,274
Special items*	(224)	169	1,127	(55)	1,127
Adjusted EBITDA	$(76)	$3,454	$1,447	$3,378	$3,401

*

Special items for the three and six month 2023 periods consist of the subtraction / add-back of an unrealized (gain) / loss related to natural gas derivatives. Special items for the three and six months ended June 30, 2022,consist of the add-back of an unrealized loss on natural gas derivatives of $0.9 million and one-time costs related to an expired contract of $0.2 million.

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INVESTOR RELATIONS CONTACT:

Andrew Puhala

Chief Financial Officer

832-456-6502

ir@stabilis-solutions.com